UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2007

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway, Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2007 the board of directors of the registrant adopted Amended and Restated Bylaws of the registrant. The principal amendments to the Bylaws were in Article II of the Bylaws, for the purpose of bringing the Bylaws into compliance with updated requirements for submission of shareholder proposals for consideration at an annual meeting, as set fort in Section 14a-8 of Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and in Article VI of the Bylaws, to authorize the registrant to issue stock in uncertificated form, which was not expressly authorized in the Bylaws prior to amendment. This latter amendment to the Bylaws was made in order to comply with the requirements of NASDAQ relating to eligibility of the registrant’s common stock, which is traded on the NASDAQ Global Select Market, for participation in the Direct Registration System maintained by the Depository Trust Company.

Additional amendments were made in various other sections of the Bylaws for the purpose of clarifying language that did not materially change the provisions amended.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed herewith and attached hereto as Exhibit 3 (ii).

Item 9.01.

(d)	Exhibits

3(ii)	Amended and Restated Bylaws of Bank of the Ozarks, Inc. (Amended and Restated in Their Entirety as of December 11, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)
Date: December 12, 2007
/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

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